Exhibit 4.55

Date 10 May 2010

DALIAN STAR OWNERS INC.

as Borrower

-and-

DRYSHIPS INC.

as Guarantor

-and-

THE BANKS AND FINANCIAL INSTITUTIONS

listed in the Schedule

as Lenders

-and-

COMMERZBANK AG, FILIALE LUXEMBOURG

as Agent

-and-

COMMERZBANK AG

and as Security Trustee

-and-

COMMERZBANK AG

and

WESTLB AG

as Swap Banks and

Joint Arrangers

SUPPLEMENTAL AGREEMENT

relating to a facility of (originally) up to US$90,000,000

for m.v. “MYSTIC”

WATSON, FARLEY & WILLIAMS

Piraeus

THIS AGREEMENT is made on 10 May 2010

BETWEEN

(1)	DALIAN STAR OWNERS INC., a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Borrower”);

(2)	DRYSHIPS INC., a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Guarantor”);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in the Schedule as Lenders (the “Lenders”);

(4)	COMMERZBANK AG, FILIALE LUXEMBOURG (previously known as DRESDNER BANK AG in HAMBURG), acting through its office at 6A route de Treves, L – 2633 Senningerberg Luxembourg (the “Agent”);

(5)	COMMERZBANK AG, acting through its office at Ness 7-9, 20457 Hamburg, Federal Republic of Germany (the “Security Trustee”);

(6)	WESTLB AG acting through its office at Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, England and COMMERZBANK AG (previously known as DRESDNER BANK AG in HAMBURG) acting through its office at Ness 7-9, 20457 Hamburg, Federal Republic of Germany (together the “Swap Banks”); and

(7)	WESTLB AG acting through its office at Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, England and COMMERZBANK AG (previously known as DRESDNER BANK AG in HAMBURG) acting through its office at Ness 7-9, 20457 Hamburg, Federal Republic of Germany (together the “Joint Arrangers”).

BACKGROUND

(A)	By a loan agreement dated 5 May 2008 (the “Loan Agreement”) and made between (i) the Borrower as borrower, (ii) the Lenders as lenders, (iii) the Agent, (iv) the Security Trustee (v) the Swap Banks and (vi) the Joint Arrangers, the Lenders have made available to the Borrower a term loan facility of (originally) up to US$90,000,000.

(B)	By two master agreements (on the 1992 ISDA Master Agreement (Multicurrency-Crossborder) form and including the Schedule thereto) (together, the “Master Agreements”) each dated as of 5 May 2008 and made between (i) the Borrower and (ii) each Swap Bank, it was agreed that pursuant to each Master Agreement the relevant Swap Bank would enter into Transactions (as defined therein) with the Borrower from time to time to (inter alia) hedge the Borrower’s exposure under the Loan Agreement to interest rate fluctuations.

(C)	By a Guarantee dated 5 May 2008 (the “Corporate Guarantee”) executed by the Guarantor in favour of the Security Trustee, the Guarantor guaranteed the obligations of the Borrower under the Loan Agreement and the Master Agreements.

(D)	By a merger Dresdner Bank AG in Hamburg (“Dresdner Bank”) merged with Commerzbank AG (“Commerzbank”) and as of:

(i)	3 March 2009 Commerzbank:

(A)	acting through its office at 6A route de Treves, L – 2633 Senningerberg Luxembourg, acquired from Dresdner Bank the position of Agent under the Loan Agreement and the other Finance Documents (as such term is defined in the Loan Agreement) to which Dresdner Bank had entered in such capacity;

(B)	acting through its office at Ness 7-9, 20457 Hamburg, Federal Republic of Germany acquired from Dresdner Bank the position of Swap Bank and Security Trustee under the Loan Agreement and the other Finance Documents (as such term is defined in the Loan Agreement) to which Dresdner Bank had entered in each such capacity; and

(ii)	6 March 2009 Commerzbank, acting through its office at 6A route de Tréves, L – 2633 Senningerberg Luxembourg, acquired from Dresdner Bank the position of Lender under the Loan Agreement and the other Finance Documents (as such term is defined in the Loan Agreement) to which Dresdner Bank had entered in such capacity.

(E)	The Borrower and the Guarantor have requested that the Lenders agree to (inter alia):

(i)	amend the application of the security cover provisions in clause 15.1 of the Loan Agreement in accordance with Clauses 5.1(h) and (i);

(ii)	amend the application of the Guarantor’s financial covenants regarding:

(AA)	the Market Adjusted Equity Ratio;

(BB)	the Interest Coverage Ratio; and

(CC)	the Market Value Adjusted Net Worth,

set out in paragraphs (a), (b) and (c) respectively of clause 11.16 of the Corporate Guarantee in accordance with Clause 5.2(f); and

(iii)	the amendment and/or variation of certain other provisions of the Loan Agreement and the other Finance Documents.

(F)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, at the request of the Security Parties to amend certain financial and security maintenance covenants in the Loan Agreement and Guarantee and to the consequential amendment of the Loan Agreement, the Guarantee and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the conditions precedent in Clause 3 are satisfied;

“Guarantee” means the guarantee dated 5 May 2008 referred to in Recital (C);

“Loan Agreement” means the loan agreement dated 5 May 2008 referred to in Recital (A);

“Master Agreements” means, together, the master agreements and schedules thereto dated as of 5 May 2008 referred to in Recital (B), each including all Transactions and/or Confirmations (as each such term is defined in the relevant Master Agreement) issued thereunder and, in the singular, means either of them;

“Mortgage Addendum” means the first amendment to the Mortgage executed or to be executed by the Borrower in favour of the Lender in such form as the Lender may approve or require; and

“Waiver Period” means the period commencing on 12 February 2009 and ending on 30 September 2010 (inclusive) or such earlier date on which the Agent in its sole discretion notifies the Borrower and Guarantor that all of the covenants of the Loan Agreement and the Guarantee as were in effect prior to the Effective Date have been complied with in full.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement, to make the amendments referred to in Recital (D) and (E) and as set out in this Agreement.

2.2	Agreement of the Creditor Parties. The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent. The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the date of this Agreement or such later date as the Agent may agree with the Borrower and the other Security Parties:

(a)	documents of the kind specified in Schedule 3, Part A, paragraphs 2 (if such documents have been amended since 5 May 2008), 2, 3 and 4 of the Loan Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and to the Mortgage Addendum;

(b)	a duly executed original of this Agreement duly executed by the parties to it;

(c)	the Mortgage Addendum duly executed by the Borrower together with evidence that it has been duly registered as a valid addendum to the Mortgage in accordance with the laws of Malta;

(d)	evidence that the notice of assignment to Fortescue Metals Group Ltd, the charterer of the Ship, in the form agreed by the Security Trustee and required pursuant to the General Assignment has been signed by the Borrower and delivered to the Security Trustee (which the Security Trustee agrees that it shall not serve upon the charterer unless an Event of Default has occurred or the Borrower does not comply with the terms of clause 18 of the Loan Agreement as amended pursuant to this Agreement);

(e)	the Agent has received the amendment fee payable pursuant to Clause 7.1 of this Agreement;

(f)	evidence that the provisions of clause 9.1(d) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, are complied with both as at the date of this Agreement and the Effective Date; and

(g)	any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Agent may request by notice to the Borrower prior to the Effective Date.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement and Guarantee representations and warranties. Each of the Borrower and the Guarantor represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement and clause 10 of the Guarantee, each as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2	Repetition of Finance Document representations and warranties. The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement and the Guarantee) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO LOAN AGREEMENT, GUARANTEE AND OTHER FINANCE DOCUMENTS

5.1	Amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	by inserting the definition of “Mortgage Addendum” as set out in Clause 1.2 of this Agreement into clause 1.1 of the Loan Agreement;

(b)	the definition of, and references throughout each of the Finance Documents to, the Mortgage shall be construed as if the same referred to the Mortgage as amended and supplemented by the Mortgage Addendum;

(c)	with effect from 1 October 2009 until the end of the Waiver Period, the applicable Margin shall be 1.85 per cent. per annum and all references to the “Margin” shall be read and construed accordingly;

(d)	by inserting the following new definition of “Waiver Period” in clause 1.1 thereof:

““Waiver Period” means the period commencing on 12 February 2009 and ending on 30 September 2010 (inclusive) or such earlier date on which the Agent in its sole discretion notifies the Borrower and the Guarantor that all of the covenants of the Loan Agreement and the Guarantee as were in effect prior to the Effective Date have been complied with in full;”;

(e)	by adding the following new sub-paragraph (d) in clause 11.2 thereof:

“(d)	during the Waiver Period, make any form of investment or capital expenditure other than only such investment or capital expenditure which is required to maintain the Ship in the normal course of the Borrower’s business except where such investment or expenditure is funded wholly by equity being offered in the Guarantor or the Borrower;”;

(f)	by inserting the following as a new sub-clause (c) at the end of clause 11.6 thereof:

“(c)	on a monthly basis, updated cash flow statements.”;

(g)	by inserting a new clause 11.20 thereof as follows:

“11.20	No new interest bearing liabilities. The Borrower shall not and shall procure that the Guarantor shall not enter into any new interest bearing liabilities save for:

(a)	any liabilities which are to be used to prepay existing secured Financial Indebtedness; or

(b)	any liabilities which are to be used to finance Permitted Investments and/or New Investments,

Provided that in the case of any New Investments and/or Permitted Investments financed pursuant to Clause 11.20(b) the Borrower’s or the Guarantor’s (as relevant) equity contribution in each New Investment and each Permitted Investment being not less than 32.5 per cent. of that acquisition cost of that New Investment and or, as the case may be, that Permitted Investment.”;

(h)	by deleting clause 14.13(e) thereof in its entirety and replacing it with the following:

“(e)	appoint a manager of the Ship other than the Approved Manager (save for in the event where the commercial and/or technical management of the Ship is to be undertaken by another company whose shares are owned by the ultimate beneficial owner of the shares in Cardiff Marine Inc. in which case the Borrower shall notify the Agent accordingly prior to the change of the commercial and/or technical management of the Ship), nor to terminate nor materially vary the arrangements for the commercial or technical management of the Ship, nor to permit the commercial or technical management of the vessel to be sub-contracted or delegated to any third party;”;

(i)	by deleting in the last line of clause 15.1 thereof the figures and words “125 per cent.” and replacing them with the words “the Relevant Percentage”;

(j)	by adding a new “hanging” paragraph at the end of clause 15.1 thereof as follows:

““Relevant Percentage” means:

(a)	during the period from 22 October 2009 up to and including 31 December 2010, 80 per cent.;

(b)	during the period from 1 January 2011 up to and including 30 June 2011 below, 111 per cent.;

(c)	at any time prior to 22 October 2009 and at any time on or after 1 July 2011, 125 per cent.”;

(k)	by adding a new Clause 18.5 as follows:

“18.5	Earnings Account. The Borrower shall ensure that on 29 December 2009 an amount of $10,000,000 (representing the repayment instalment payable pursuant to Clause 8.1 on that Repayment Date) shall be distributed by the Agent to the Lenders in accordance with Clause 18.4 and that following such distribution and at all times thereafter an amount at least $3,000,000 shall remain standing to the credit of the Earnings Account;”;

(1)	by construing references in the Loan Agreement and the other Finance Documents to the Agent, the Security Trustee and to Dresdner Bank in Hamburg AG in its capacity as, respectively, Lender and Swap Bank as references in each case to Commerzbank AG or, as the case may be, Commerzbank AG, Filiale Luxembourg (in accordance with the information set out in Recital (D));

(m)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(n)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Amendments to the Guarantee. With effect on and from the Effective Date the Guarantee shall be, and shall be deemed by this Agreement to have been amended as follows:

(a)	by inserting the following definitions in clause 1.2 thereof:

““Delivery Date” means, in relation to each Permitted Ship, the date on which title to and possession of that Permitted Ship is transferred to the relevant buyer pursuant to the relevant Permitted Shipbuilding Contract;

“Deutsche Bank Borrowers” means Drillships Skopelos Owners Inc and Drillships Kithira Owners Inc, and in the singular means either of them;

“Deutsche Bank Loan Agreements” means, together:

(a)	the loan agreement dated 18 July 2008 made between (i) Drillships Skopelos Owners Inc as borrower, (ii) the banks and financial institutions listed as lenders therein, (iii) Deutsche Bank AG, London branch and Dexia Credit Local, New York branch as swap banks, (iv) Deutsche Bank Luxembourg SA as facility agent, (v) Deutsche Bank AG Filiale Deutschlandgeschaft as security trustee, (vi) Deutsche Bank AG, London branch and Dexia Credit Local, New York branch joint mandated lead arrangers and (vii) Deutsche Bank AG, London as bookrunner; and

(b)	the loan agreement dated 18 July 2008 made between (i) Drillships Kithira Owners Inc as borrower, (ii) the banks and financial institutions listed as lenders therein, (iii) Deutsche Bank AG, London branch and Dexia Credit Local, New York branch as swap banks, (iv) Deutsche Bank Luxembourg SA as facility agent, (v) Deutsche Bank AG Filiale Deutschlandgeschaft as security trustee, (vi) Deutsche Bank AG, London branch and Dexia Credit Local, New York branch joint mandated lead arrangers and (vii) Deutsche Bank AG, London as bookrunner, and, in the singular, means either of them;

“Hull 1837” means the drillship currently under construction by Samsung pursuant to the Hull 1837 Shipbuilding Contract which is scheduled to be delivered in December 2010;

“Hull 1838” means the drillship currently under construction by Samsung pursuant to the Hull 1838 Shipbuilding Contract which is scheduled to be delivered in March 2011;

“Hull 1865” means the drillship currently under construction by Samsung pursuant to the 1865 Shipbuilding Contract which is scheduled to be delivered in July 2011;

“Hull 1866” means the drillship currently under construction by Samsung pursuant to the 1866 Shipbuilding Contract which is scheduled to be delivered in September 2011;

“Hull 1837 Shipbuilding Contract” means the shipbuilding contract dated 17 September 2007 (as the same may be amended and supplemented from time to time) and executed between Drillship Hydra Owners Inc. and Samsung;

“Hull 1838 Shipbuilding Contract” means the shipbuilding contract dated 17 September 2007 (as the same may be amended and supplemented from time to time) and executed between Drillship Paros Owners Inc. and Samsung;

“Hull 1865 Shipbuilding Contract” means the shipbuilding contract dated 24 January 2008 (as the same may be amended and supplemented from time to time) and executed between Drillship Kithira Owners Inc. and Samsung;

“Hull 1866 Shipbuilding Contract” means the shipbuilding contract dated 24 January 2008 (as the same may be amended and supplemented from time to time) and executed between Drillship Skopelos Owners Inc. and Samsung;

“HSH Loan Agreements” means, together:

(a)	a loan agreement dated 31 March 2006 (as amended, supplemented and restated from time to time, the “Senior Loan Agreement”) and made between (i) the Guarantor as borrower, (ii) the banks and financial institutions listed therein as lenders (the “Senior Lenders”), (iii) the banks and financial institutions listed therein as swap banks, (iv) HSH Nordbank AG (“HSH”) as agent, lead bookrunner and lead arranger and security trustee, (v) The Governor and Company of the Bank of Scotland (“BOS”) as joint bookrunner and (vi) BOS and HSH as joint underwriters, it was agreed that the Senior Lenders would make available to the Guarantor term loan and short-term credit facilities of (originally) up to US$518,750,000 in aggregate; and

(b)	a loan agreement dated 31 March 2006 (as amended, supplemented and restated from time to time, the “Junior Loan Agreement”) and made between (i) the Guarantor as borrower, (ii) the banks and financial institutions listed therein as lenders (iii) the banks and financial institutions listed therein as swap banks (the “Junior Swap Banks”), (iv) HSH as agent, lead bookrunner, lead arranger and security trustee and (v) BOS as joint bookrunner, it was agreed that the Junior Lenders would make available to the Guarantor term loan and short-term credit facilities of (originally) up to US$110,000,000 (the “Junior Loan”) in aggregate, and, in the singular, means either of them;

“New Investment” means any investment which the Guarantor and/or the Group may make subject to the satisfaction of the following conditions:

(a)	the equity portion of any such investment shall have been raised from proceeds of any equity offering by the Guarantor;

(b)	the Guarantor and all other members of the Group maintain at the time of such investment an aggregate amount of not less than $80,000,000 in immediately freely available and unencumbered (save for any Security Interests created in favour of the Creditor Parties pursuant to this Agreement) bank or cash balances (including, without limitation, the Applicable Amount (as that term is defined in Clause 12.4(d) of each HSH Loan Agreement)); and

(c)	any such investments shall be made on normal arms’ length terms and on terms consistent with the conditions applying in the applicable market at the relevant time;

“Permitted Investment” means any investment or capital expenditure to be made by a the Guarantor:

(i)	in the ordinary course of its business for the purpose of maintaining the Ships (or either of them);

(ii)	the equity portion of which shall have been raised from proceeds of any equity offering by the Guarantor; or

(iii)	in connection with the acquisition and construction of each Permitted Ship, Hull 1837 and Hull 1838;

“Permitted Ships” means, together, Hull 1865 and Hull 1866 and, in the singular means, either of them;

“Permitted Shipbuilding Contracts” means, together, the Hull 1865 Shipbuilding Contract and the Hull 1866 Shipbuilding Contract and, in the singular, means either of them; and

“Samsung” means Samsung Heavy Industries Co. Ltd. a company organised under the laws of Korea with registered office at 34th floor, Samsung Life Insurance Seocho Tower 1321-15, Seocho-Dong, Seocho-Gu, Seoul, Korea;”;

(b)	by adding the following new sub-paragraph (c) in clause 11.2 thereof:

“(c)	during the Waiver Period, make any form of investments or capital expenditure other than any Permitted Investment.”;

(c)	by deleting clause 11.3 thereof and replacing it with the following new clause 11.3:

“11.3 No disposal of assets and change of business. The Guarantor:

(a)	shall procure that the Borrower will not transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except in the usual course of its trading operations and on normal arms’ length terms; or

(b)	will not, and shall procure that the Borrower will not make any substantial change to the nature of its business from that existing at the date of this Guarantee; or

(c)	will not Spin Off the offshore business of the Group unless:

(i)	the Lender is satisfied that the Guarantor and all other members of the Group maintain and will continue to maintain bank or cash balances equal to at least $80,000,000 in aggregate (including, without limitation, the Applicable Amount (as that term is defined in Clause 12.4(d) of each HSH Loan Agreement)); and

(ii)	it has delivered to the Lender evidence that each of Hull 1865 and Hull 1866 is subject to an Approved Contract of Employment commencing from the actual delivery date of the relevant Permitted Ship or, if the Cut Off Date for such Permitted Ship has not occurred prior to Spin Off, the Guarantor shall by no later than that Cut Off Date deliver to the Lender such evidence as aforesaid;

(iii)	it provides satisfactory evidence to the Lender that it has been released from all its obligations relating to the offshore business of the Group (including, without limitation, the $800,000,000 acquisition financing of Ocean Rig ASA (other than any obligations it has pursuant to two guarantees each dated 18 July 2008 executed by the Guarantor as security for the obligations of the Deutsche Bank Borrowers under the Deutsche Bank Loan Agreements)); and

(iv)	it satisfies the Lender that it is using its best endeavours to be released from the guarantees referred to in paragraph (iii) above.

In this Clause 11.3(c) the following terms will have the following meanings:

“Approved Contract of Employment” means, in respect of each of Hull 1865 and Hull 1866, a contract of employment in respect of that Permitted Ship for at least 24 months in duration (commencing from the delivery date of the relevant Permitted Ship) at a hire rate which, when aggregated for the first 24 months of the duration thereof will be in an amount of at least equal to the aggregate of the (a) operating expenses and (b) debt service costs of that Permitted Ship for the first 24 months of the duration of that contract of employment.

“Cut Off Date” means, in respect of each of Hull 1865 and Hull 1866, the date falling 6 months prior to the scheduled delivery date of that Permitted Ship; and

“Spin Off” means any means any reorganization, spin-off, re-domiciliation or transfer of ownership in respect of any corporate entity whose business primarily consists of activities in the oil, gas and off shore sector.”;

(d)	by adding the words “other than any reconstruction or reorganisation which may occur in connection with a Spin Off agreed by the Lenders pursuant to Clause 11.3(c)” after the word “reorganisation” at the end of clause 11.13 thereof;

(e)	by deleting clause 11.15 thereof and replacing it with the following new clause 11.15:

“11.15	Dividends. In any Financial Year, the Guarantor will not:

(a)	during the Waiver Period, declare or pay any dividend or effect any other form of distribution to shareholders or repurchase of any of its issued share capital; and

(b)	at all other times, pay or declare any dividend or effect any other form of distribution to shareholders in excess of 50 per cent, of its Net Income (as hereinafter defined) for the relevant Financial Year; save for any a Spin-Off which may occur in accordance with Clause 11.3(c).”;

(f)	by inserting the following as a new sub-clause (c) at the end of clause 11.5 thereof:

“(c) on a monthly basis, updated cash flow statements.”;

(g)	by deleting clause 11.16 thereof (other than the definitions set out in that clause which shall remain unchanged) and replacing it with the following new clause 11.16:

“11.16  Financial Covenants. The Guarantor shall ensure that:

(a)	the Market Adjusted Equity Ratio:

(i)	for the period from 22 December 2008 up to and including 30 June 2009 shall not be less than zero per cent.;

(ii)	for the period from 1 July 2009 up to and including 30 September 2010 shall be not less than 0.15:1 Provided that the Guarantor will be in compliance with the provisions of this Clause 11.16 if the Market Adjusted Equity Ratio falls to not less than 0.05:1;

(iii)	at all times thereafter, shall not be less than 0.2:1;

(b)	the Interest Coverage Ratio shall not be less than:

(i)	during the Waiver Period, 2:1; and

(ii)	at all other times, 3:1; and

(c)	the Market Value Adjusted Net Worth of the Group shall:

(i)	for the period from 12 February 2009 up to and included 30 June 2009 be not be less than zero;

(ii)	for the period from 1 July 2009 up to and including 31 December 2009 be not less than $100,000,000;

(iii)	for the period from 1 January 2010 up to and including 30 September 2010 be not less than the aggregate of $150,000,000 plus the whole of the net quarterly profits of the Guarantor for such financial quarter; and

(d)	at all other times, not be less than $250,000,000; and

(e)	at all times there is available to the Guarantor and all the other members of the Group an aggregate amount of not less than $20,000,000 in immediately freely available and unencumbered bank or cash balances.”;

(h)	by inserting the following a new clause 11.19 thereof:

“11.19	No new interest bearing liabilities. The Guarantor shall not and shall procure that the Borrower shall not enter into any new interest bearing liabilities save for:

(a)	any liabilities which are to be used to prepay existing secured Financial Indebtedness; or

(b)	any liabilities which are to be used to finance Permitted Investments and/or New Investments,

Provided that in the case of any New Investments and/or Permitted Investments financed pursuant to Clause 11.19(b) the Guarantor’s equity contribution in each New Investments and each Permitted Investment being not less than 32.5 per cent, of that acquisition cost of that New Investment and or, as the case may be, that Permitted Investment”;

(i)	the definition of, and references throughout to, the Loan Agreement and each Finance Document shall be construed as if the same referred to the Loan Agreement or that Finance Document as amended and supplemented by this Agreement; and

(j)	by construing references throughout to “this Guarantee”, “hereunder” and other like expressions as if the same referred to the Guarantee as amended and supplemented by this Agreement.

5.3	Amendments to General Assignment With effect on and from the Effective Date the General Assignment shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	by deleting clause 3.4 thereof and replacing it with the following new clause 3.4:

“3.4 Notice of assignment. The Owner shall:

(a)	upon the written request of the Security Trustee, give written notice (in such form as the Security Trustee shall require) of the assignments contained in Clauses 3.1 (a), 3.1(b) and 3.1(e); and

(b)	if at any time when (i) the Borrower is not in compliance with the terms of clause 18.5 of the Loan Agreement or (ii) any other Event of Default has occurred, immediately give written notice (in such form as the Security Trustee shall require) of the assignments contained in Clauses 3.1(c) and 3.1(d), in each case, to any person from whom any part of the relevant Secured Assets is or may be due.”;

(b)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

by construing references throughout the General Assignment to “this Deed”, “hereunder” and other like expressions as if the same referred to the General Assignment as amended and supplemented by this Agreement.

5.4	Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement and the Guarantee shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.5	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1, 5.2, 5.3, 5.4 and 5.5; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Security Trustee may, by notice to the Borrower or that Security Party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action. At the same time as the Borrower or any Security Party delivers to the Security Trustee any document executed under Clause 6.1 (a), the Borrower or any Security Party shall also deliver to the Security Trustee a certificate signed by 2 of the Borrower’s or that Security Party’s directors which shall:

(a)	set out the text of a resolution of the Borrower’s or that Security Party’s directors specifically authorising the execution of the document specified by the Security Trustee; and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that Security Party’s articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1	Amendment fee. The Borrower shall pay to the Agent on or before the Effective Date an amendment fee of $100,000.

7.2	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1	General. The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE

LENDERS

Lender	Lending Office

WestLB AG	Woolgate Exchange 25 Basinghall Street London EC2V 5HA England

Commerzbank AG, Filiale Luxemburg	6A route de Tréves,
(previously known as (prior to 9 March 2009) Dresdner AG in Hamburg)	L – 2633 Senningerberg Luxembourg

EXECUTION PAGES

BORROWER

EXECUTED as a DEED	)
by DALIAN STAR OWNERS INC.	)
acting by ZIAD NAKHLEH	)	/s/ Ziad Nakhleh
its duly authorised	)	Ziad Nakhleh
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

GUARANTOR

EXECUTED as a DEED	)
by DRYSHIPS INC.	)
acting by ZIAD NAKHLEH	)	/s/ Ziad Nakhleh
its duly authorised	)	Ziad Nakhleh
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

LENDERS

EXECUTED as a DEED	)
by WESTLB AG	)
acting by IRENE GRAFF	)	/s/ Irene Graff
its duly authorised	)	Irene Graff
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

EXECUTED as a DEED	)
By COMMERZBANK AG,	)
FILIALE LUXEMBOURG	)
(previously known as	)
DRESDNER BANK AG in HAMBURG))
acting by IRENE GRAFF	)	/s/ Irene Graff
its duly authorised	)	Irene Graff
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

AGENT

EXECUTED as a DEED	)
By COMMERZBANK AG,	)
FILIALE LUXEMBOURG	)
(previously known as	)
DRESDNER BANK AG in HAMBURG))
acting by IRENE GRAFF	)	/s/ Irene Graff
its duly authorised	)	Irene Graff
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

SECURITY TRUSTEE

EXECUTED as a DEED	)
by COMMERZBANK AG	)
(previously known as	)
DRESDNER BANK AG in HAMBURG))
acting by IRENE GRAFF	)	/s/ Irene Graff
its duly authorised	)	Irene Graff
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

SWAP BANKS

EXECUTED as a DEED	)
by WESTLB AG	)
acting by IRENE GRAFF	)	/s/ Irene Graff
its duly authorised	)	Irene Graff
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

EXECUTED as a DEED	)
by COMMERZBANK AG	)
(previously known as	)
DRESDNER BANK AG in HAMBURG))
acting by IRENE GRAFF	)	/s/ Irene Graff
its duly authorised	)	Irene Graff
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

JOINT ARRANGERS

EXECUTED as a DEED	)
by WESTLB AG	)
acting by IRENE GRAFF	)	/s/ Irene Graff
its duly authorised	)	Irene Graff
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

EXECUTED as a DEED	)
by COMMERZBANK AG	)
(previously known as	)	/s/ Irene Graff
DRESDNER BANK AG in HAMBURG	)	Irene Graff
acting by IRENE GRAFF	)
its duly authorised	)
attorney-in-fact in the presence of:	)

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE